Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	April 26, 2021
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2021 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended March 31, 2021 and 2020:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended March 31, 2021, net income was $5.6 million, or $.41 per diluted share, as compared to $4.6 million, or $.33 per diluted share, during the first quarter of 2020.

As calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), were $12.7 million, or $.92 per diluted share, during the first quarter of 2021, as compared to $11.2 million, or $.82 per diluted share, during the first quarter of 2020.

The increase in net income of $1.0 million, or $.08 per diluted, generated during the first quarter of 2021, as compared to the first quarter of 2020, was due to: (i) an increase of $315,000, or $.02 per diluted share, in bonus rental earned on the three hospital facilities leased to subsidiaries of Universal Health Services, Inc. (“UHS”); (ii) an increase of $176,000, or $.01 per diluted share, due to a decrease in our interest expense resulting primarily from a decrease in the average cost of borrowings pursuant to our revolving credit agreement, and; (iii) an increase of $541,000, or $.04 per diluted share, resulting from an aggregate net increase in the income generated at various properties, including the income recorded in connection with the newly constructed Clive Behavioral Health facility, a 100-bed behavioral health care facility located in Clive, Iowa, that was completed in late December, 2020.

During the first quarter of 2021, as compared to the first quarter of 2020, our FFO increased $1.5 million, or $.10 per diluted share. The increase was due primarily to the increased net income, as discussed above, as well as an increase in depreciation and amortization expense, largely due to the deprecation expense recorded in connection with the recently completed Clive Behavioral Health facility.

Dividend Information:

The first quarter dividend of $.695 per share, or $9.6 million in the aggregate, was declared on March 3, 2021 and paid on March 31, 2021.

Capital Resources Information:

At March 31, 2021, we had $247.7 million of borrowings outstanding pursuant to the terms of our $350 million credit agreement and $96.7 million of available borrowing capacity, net of outstanding borrowings and letters of credit. The credit agreement has a scheduled maturity date of March, 2022, however, we have the option to extend the maturity date for up to two additional six-month periods.

Disclosures Related to Certain Hospital Facilities:

Southwest Healthcare System, Inland Valley Campus:

As previously disclosed, a wholly-owned subsidiary of UHS has notified us that it is planning to terminate the existing lease on Southwest Healthcare System, Inland Valley Campus, upon the scheduled expiration of the current lease term on December 31, 2021. As permitted pursuant to the terms of the lease, UHS has the right to purchase the leased property at its appraised fair market value at the end of the existing lease term. However, UHS has proposed exchanging potential substitution properties, with an aggregate fair market value substantially equal to that of Southwest Healthcare System, Inland Valley Campus, in return for the real estate assets of the Inland Valley Campus.  The proposed substitution properties consist of one acute care hospital (including a behavioral health pavilion) and a newly constructed behavioral health hospital. The Independent Trustees of the Board have approved the proposed property substitution subject to satisfactory due diligence and completion of definitive agreements. The effective date of the property substitution is expected to coincide with the scheduled lease maturity date of December 31, 2021. Pursuant to the terms of the lease on the Inland Valley Campus, we earned $1.1 million of lease revenue during the three-month period ended March 31, 2021 ($662,000 in base rental and $454,000 in bonus rental) and $4.4 million of lease revenue during the year ended December 31, 2020 ($2.6 million in base rental and $1.8 million in bonus rental).

Kindred Hospital Chicago Central:

The existing lease on Kindred Hospital Chicago Central, a 95-bed specialty hospital located in Chicago, Illinois, is scheduled to expire on December 31, 2021. The tenant of the facility has recently notified us that they do not intend to renew the lease upon its scheduled expiration. We have begun marketing this property to potential new tenants. However, should this property be vacant for an extended period of time, or should we experience a decrease in the lease rate on a future lease as compared to the current lease, or incur substantial renovation costs to make the property suitable for another operator/tenant, our future results of operations could be unfavorably impacted.  Pursuant to the terms of the lease, we earned approximately $390,000 of lease revenue during the three-month period ended March 31, 2021 and $1.6 million of lease revenue during the twelve-month period ended December 31, 2020.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human-service related facilities including acute care hospitals, behavioral health care hospitals, specialty hospitals, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in seventy-two properties located in twenty states.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to the anticipated impact of COVID-19 on our financial results, as well as the operations and financial results of each of our tenants, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements in our Form 10-K for the year ended December 31, 2020), may cause the results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Many of the factors that could affect our future results are beyond our control or ability to predict, including the impact of the COVID-19 pandemic. Future operations and financial results of our tenants, and in turn ours, could be materially impacted by developments related to COVID-19.   Such developments include, but are not limited to, the length of time and severity of the spread of the pandemic; the volume of cancelled or rescheduled elective procedures and the volume of COVID-19 patients treated by the operators of our hospitals and other healthcare facilities; measures our tenants are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation and stimulus on the health care industry; declining patient volumes and unfavorable changes in payer mix caused by deteriorating macroeconomic conditions (including increases in uninsured and underinsured patients as the result of business closings and layoffs); potential disruptions to clinical staffing and shortages and disruptions related to supplies required for our tenants’ employees and patients; and potential increases to expenses incurred by our tenants related to staffing, supply chain or other expenditures.  There may be significant declines in future bonus rental revenue earned on our hospital properties leased to subsidiaries of UHS to the extent that each hospital continues to experience significant decline in patient volumes. We believe that the underlying businesses operated by certain of our other tenants have been, at various times, either temporarily closed entirely or operating at substantially reduced hours. These factors may result in the inability or unwillingness on the part of some of our tenants to make timely payment of their rent to us at current levels or to seek to amend or terminate their leases which, in turn, would have an adverse effect on our occupancy levels and our revenue and cash flow and the value of our properties, and potentially, our ability to maintain our dividend at current levels. Due to COVID-19 restrictions and its impact on the economy, we may experience a decrease in prospective tenants which could unfavorably impact the volume of new leases, as well as the renewal rate of existing leases. The COVID-19 pandemic may delay our construction projects which could result in increased costs and delay the timing of opening and rental payments from those projects, although no such delays have yet occurred. The COVID-19 pandemic could also impact our indebtedness and the ability to refinance such indebtedness on acceptable terms, as well as risks associated with disruptions in the financial markets and the business of financial institutions as the result of the COVID-19 pandemic which could impact us from a financing perspective; and changes in general economic conditions nationally and regionally in the markets our properties are located resulting from the COVID-19 pandemic. We are not able to quantify the impact that these factors will have on our future operations, but developments related to the COVID-19 pandemic could have a material adverse impact on our future financial results.

We believe that, if and when applicable, adjusted net income and adjusted net income per diluted share (as reflected on the Supplemental Schedule), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are non-recurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of gains, such as gains on transactions during the periods presented.  To the extent a REIT recognizes a gain or loss with respect to the sale of incidental assets, such as the sale of land peripheral to operating properties, the REIT has the option to exclude or include such gains and losses in the calculation of FFO.  We have opted to exclude gains and losses from sales of incidental assets in our calculation of FFO.  FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2020. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three Months Ended March 31, 2021 and 2020

(amounts in thousands, except share information)

(unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Lease revenue - UHS facilities (a.)	$7,132	$5,881
Lease revenue - Non-related parties	13,092	12,842
Other revenue - UHS facilities	226	214
Other revenue - Non-related parties	249	270
	20,699	19,207
Expenses:
Depreciation and amortization	6,787	6,380
Advisory fees to UHS	1,062	1,016
Other operating expenses	5,602	5,383
	13,451	12,779
Income before equity in income of unconsolidated limited liability companies ("LLCs") and interest expense	7,248	6,428
Equity in income of unconsolidated LLCs	471	435
Interest expense, net	(2,133)	(2,309)
Net income	$5,586	$4,554
Basic earnings per share	$0.41	$0.33
Diluted earnings per share	$0.41	$0.33

Weighted average number of shares outstanding - Basic	13,750	13,736
Weighted average number of shares outstanding - Diluted	13,771	13,758

(a.) Includes bonus rental on UHS hospital facilities of $1,695 and $1,380 for the three-month periods ended March 31, 2021 and 2020, respectively.

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended March 31, 2021 and 2020

(amounts in thousands, except share information)

(unaudited)

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	March 31, 2021		March 31, 2020
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$5,586	$0.41	$4,554	$0.33
Plus: Depreciation and amortization expense:
Consolidated investments	6,787	0.49	6,380	0.47
Unconsolidated affiliates	362	0.02	286	0.02
FFO	$12,735	$0.92	$11,220	$0.82
Dividend paid per share		$0.695		$0.685

Universal Health Realty Income Trust

Consolidated Balance Sheets

(amounts in thousands, except share information)

(unaudited)

	March 31,	December 31,
	2021	2020
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$608,366	$605,292
Accumulated depreciation	(222,521)	(216,648)
	385,845	388,644
Land	55,157	55,157
Net Real Estate Investments	441,002	443,801
Investments in limited liability companies ("LLCs")	9,087	4,278
Other Assets:
Cash and cash equivalents	6,171	5,742
Lease and other receivables from UHS	3,252	3,199
Lease receivable - other	7,780	7,504
Intangible assets (net of accumulated amortization of $19.0 million and $19.5 million, respectively)	11,013	11,742
Right-of-use land assets, net	8,907	8,914
Deferred charges and other assets, net	8,582	8,829
Total Assets	$495,794	$494,009
Liabilities:
Line of credit borrowings	$247,650	$236,200
Mortgage notes payable, non-recourse to us, net	58,403	58,895
Accrued interest	346	351
Accrued expenses and other liabilities	11,375	19,802
Ground lease liabilities, net	8,907	8,914
Tenant reserves, deposits and deferred and prepaid rents	10,446	10,842
Total Liabilities	337,127	335,004
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2021 - 13,772,095; 2020 - 13,771,287	138	138
Capital in excess of par value	267,667	267,368
Cumulative net income	686,313	680,727
Cumulative dividends	(794,984)	(785,413)
Accumulated other comprehensive (loss)/income	(467)	(3,815)
Total Equity	158,667	159,005
Total Liabilities and Equity	$495,794	$494,009